AMENDED EMPLOYMENT AGREEMENT



     AGREEMENT made as of the 1st day of February, 1999 and amended as of the 17th day of March, 2000 by and between Acme Electric Corporation, a New York corporation having an office at 400 Quaker Road, East Aurora, New York, (the "Company") and Mr. Robert J. McKenna, residing at 5 Hummingbird Court, Orchard Park, New York, ("Mr. McKenna").

                      W I T N E S S E T H:

     WHEREAS,  Mr.  McKenna is Chief Executive  Officer  ("CEO"),
Chairman and President of the Company; and

     WHEREAS,  the  Company  believes that  it  is  in  its  best interest  to assure the continued service of Mr. McKenna  as  its
CEO,   Chairman  and  President  on  the  terms  and   conditions
hereinafter set forth; and

     WHEREAS, Mr. McKenna is desirous of receiving assurances that, should a "change in control" as hereinafter defined take place at the Company, he will be provided with security as to his position, compensation and benefits.

     NOW, THEREFORE, in consideration of the premises and mutual agreement hereinafter contained, the parties hereto agree as follows:

     1. The Company hereby employs Mr. McKenna and Mr. McKenna hereby accepts employment with the Company as its CEO, Chairman and President upon the terms and conditions herein contained.

     2A.   The  initial Term shall be for a period commencing  on
the date hereof and terminating three years from the date of commencement or three years from its most recent extension date, whichever is later.

          At the end of each month during the Term, the Term shall be automatically continued and extended for one additional month, unless on or before fifteen days prior to the end of any month during the Term, the Company shall give to Mr. McKenna or Mr. McKenna shall give to the Company a notice not to extend. Then, in such event, the Term as theretofore automatically extended shall be deemed further extended for one additional month, and thereafter there shall be no further automatic extensions. (As an example, should the Company or Mr. McKenna give to the other party a written notice not to extend on November 15, 2000, the Agreement would be deemed extended to, and would expire on, December 31, 2003.) "Term" as used in this Agreement shall be deemed to mean the period of employment from the date hereof through February 1, 2002, or as automatically extended pursuant to this Paragraph 2A.

     2B.   Should  the Company breach this Agreement pursuant  to
the provisions of Paragraphs 8A, 8B, 8C and 9 herein, Mr. McKenna shall be entitled to the following:

          a. Payments in an amount equal to the base salary payable each year of the then remaining Term of the Agreement, with such base salary to be in an amount equal to Mr. McKenna's base salary in effect prior to such breach, plus bonus each year of the remaining Term of the Agreement. The bonus amount each year will be equal to the average of Mr. McKenna's greatest two out of the previous three years' bonuses, or 50% of base salary, whichever is greater.

          b. Company paid full medical, dental and disability insurance benefits and life insurance benefits comparable to those enjoyed prior to such breach, which shall extend for the duration of the lives of Mr. McKenna and his spouse or until Mr. McKenna accepts other full-time employment which provides the same or similar benefits and he elects to accept such other benefits in lieu of the benefits provided by the Company. In the event that Mr. McKenna elects to accept such other benefits, he and his spouse preserve the right to require the Company to reinstate the benefits enjoyed at the time of the breach for the duration of the lives of Mr. McKenna and his spouse.

          c. The continuation over the then remaining Term of this Agreement, in such amounts and in a manner consistent with that provided immediately prior to such breach, of: contributions in Mr. McKenna's behalf based on his base salary to the Company's Pension Plan for Salaried Employees and to the Supplemental Executive Retirement Plan; Mr. McKenna's Company furnished automobile; and dues and fees for Mr. McKenna's club memberships.

          d. Payments made pursuant to this Paragraph 2B shall be made monthly from the date the Company breached this Agreement throughout the then remaining Term of the Agreement, or at Mr. McKenna's option in a lump sum within thirty (30) days of notification of such breach. Such lump sum shall be an amount equal to the discounted present value of the payments which were to be paid over the Term specified herein discounted at a rate of 5% per annum.

     2C.   "Change  in  Control" as used in this Agreement  shall
mean any one of the following:

          a. An acquisition of 35% or more of the beneficial ownership, directly or indirectly, of the Company's then outstanding stock, or merger or consolidation by or with another person, entity or group;

          b. A tender offer or tender offers for the Company's stock in which 35% or more of the then outstanding stock of the Company is tendered or purchased by a person, single entity or affiliated group;

          c.      A    reclassification    of    securities    or
     recapitalization of the Company which, directly or indirectly, disproportionately increases or decreases the outstanding shares of any class of equity securities of the Company by 35% or more;

          d.     A   sale,  lease,  exchange,  mortgage,  pledge,
     transfer or other disposition of all or substantially all the assets of the Company approved by the Board of Directors to which Mr. McKenna dissented;

          e. A change in control shall be deemed to have occurred if at any time less than 51% of the members of the Board of Directors shall be persons who were either nominated for election by the Board of Directors or were elected by the Board of Directors.

     3. Except as otherwise herein provided during the Term of the Agreement, the Company shall employ Mr. McKenna as its CEO, Chairman and President and he shall serve the Company in such capacity, performing the normal duties of a CEO, Chairman and President of a corporation in the Company's business, subject at all times to the direction and control of the Board of Directors of the Company, shall devote his time, attention, skill and energy to the business, welfare and affairs of the Company and shall use his best efforts to promote the interests of the Company, it being understood that the conduct of such duties does not require his attendance at the offices of the Company during any particular fixed periods. Mr. McKenna hereby consents to continue to serve as a Director of the Company or any subsidiary thereof without additional compensation.

     4A. The Company shall pay and Mr. McKenna shall accept as compensation for all services to be rendered hereunder and during the Term a base salary determined by the Board of Directors of the Company pursuant to its normal procedure for setting yearly salaries for officers of the Company ($295,000 per annum as of March 17, 2000). Such payments hereunder shall be payable in accordance with the prevailing salary payroll practices of the Company and subject to such deductions as are agreed to by Mr. McKenna. Nothing contained in this Agreement shall be deemed to prevent the Company during the Term hereof from giving bonuses or other additional consideration to Mr. McKenna from time to time as determined by the Board of Directors or, except as otherwise specifically provided herein, prevent Mr. McKenna from receiving benefits in accordance with any benefit plan or program made available by the Company to its officers, salaried employees or directors.

     4B. The Company shall reimburse Mr. McKenna for all expenses reasonably incurred by him in connection with his performance of services to the Company, including entertainment and travel. Mr. McKenna shall be entitled to receive or participate in all other fringe benefits, such as medical and hospital plans, profit-sharing plans and pension plans, stock options under the then existing corporate stock option plan, and use and maintenance of an automobile of a type and in a manner consistent with the practices prevailing at the time of the execution of this Agreement.

     5A. Mr. McKenna acknowledges that during the course of his employment hereunder he will acquire, possess and become exposed to confidential and proprietary information and materials of the Company. Accordingly, during his employment hereunder and for a period of eighteen (18) months thereafter, he shall not, for any reason whatever, except in the regular authorized course of the Company's business under appropriate secrecy provisions, directly or indirectly, use or exploit or disclose or divulge to anyone (who is not authorized to receive the same), without the prior written permission of the Company, any proprietary information, including, but not limited to, trade secrets, know-how, data, materials or other knowledge relating to or pertaining to the business of the Company, unless the same (i) has been published and/or has become a part of the public domain other than by acts of omission by Mr. McKenna; (ii) has been lawfully furnished or made known to Mr. McKenna by a third party without restriction on disclosure or use; and (iii) was in Mr. McKenna's possession at the time he first became associated with the Company and was not acquired by Mr. McKenna either directly or indirectly from the Company.

     5B. All documents, records, prototypes or other tangible embodiments or evidence of the discoveries, trade secrets, information, know-how, data, materials or other knowledge previously referred to, which may at any time be acquired by or come into the possession of Mr. McKenna during his employment hereunder (except materials excluded in Subparagraph A hereof), are the sole and exclusive property of the Company and must be surrendered to the Company, without demand therefor, upon termination of Mr. McKenna's employment hereunder, or upon the request by the Company at any other time; and, in addition, prior to such termination of employment or upon the reasonable request by the Company at any other time, Mr. McKenna will prepare materials to accurately and adequately describe, set forth or embody any of the foregoing and deliver the same to the Company in order to accomplish or complete the transfer of any and all of the foregoing to the Company and shall be reimbursed by the Company for all of his reasonable out-of-pocket expenses in connection therewith.

     5C. Mr. McKenna agrees to execute all documents and to take all such other action as the Company may reasonably require (being reimbursed for all of his reasonable out-of-pocket expenses in this connection) in order to assign to the Company any and all rights to any materials prepared by him during and in connection with his employment hereunder.

     6A. Mr. McKenna agrees that, during his employment hereunder for a period of eighteen (18) months after termination of his employment hereunder for whatever reason (except in the event such termination is caused by (a) a material breach of this Agreement by the Company, or (b) the Company's bankruptcy (as defined in Paragraph 14 hereof)), he shall not (without the prior written consent of the Company) (i) solicit as a client or customer in competition with the Company any persons or entities which were, during his employment hereunder, clients or customers of the Company, (ii) enter into any business arrangements with any of the foregoing which could be reasonably deemed to be materially competitive with or materially injurious to any business in which the Company is engaged at the time of such termination, or (iii) solicit, or be instrumental in any way in causing, any other person to leave the employ of the Company. Mr. McKenna further agrees that he shall not (without the prior written consent of the Company) for a period of eighteen (18) months after the termination of his employment hereunder for any reason (except in the event the termination is caused by a breach of this Agreement by the Company), directly or indirectly, individually or as a director, partner, employee, officer or agent, engage in any employment, performance of services or other activity on behalf of any company if such employment, performance of services or other activity can be reasonably deemed to be materially competitive with or materially injurious to any business in which the Company is engaged at the time of such termination.

     6B. For purposes only of determining whether services by Mr. McKenna during the aforesaid eighteen (18) month period after his termination of employment hereunder shall be "materially competitive with or materially injurious to the Company" within the meaning of this paragraph, either party may initiate arbitration proceedings to make such determination pursuant to Paragraph 13 hereof.

     6C. If Mr. McKenna commits a material breach of any of the provisions of Paragraph 5A, 5B, 5C or 6A, the Company shall have the right and remedy to have such provisions specifically enforced by any court having equity jurisdiction, since any such breach or threatened breach will cause irreparable injury to the Company and money damages will not provide an adequate remedy to the Company. The initiation of, or participation in, any such proceeding shall not constitute a waiver of the arbitration provisions of Paragraph 10.

     7. During the Term, Mr. McKenna will not directly or indirectly engage in the business of, or own or control any interest in (except as a passive investor owning less than ten percent (10%) of the equity securities of a publicly-owned company), or act as a director, officer or employee of, or consultant to, any individual, partnership, joint venture, corporation or other business entity directly or indirectly engaged anywhere in the United States in any business competing with the business carried on by the Company or any of its subsidiaries.

     8A. It is specifically understood and agreed that the Company may terminate this Agreement and its obligations to Mr. McKenna hereunder prior to a change in control or upon voluntary retirement by Mr. McKenna from active employment with the Company. Notwithstanding the foregoing, at any time during the Term of this Agreement, after a change of control has taken place, any termination or notice of termination shall be deemed a breach of this Agreement and a notice not to extend, and the provisions of Paragraph 2B above shall apply so as to have the effect of fixing the Term as provided herein and terminating Mr. McKenna's employment with the Company.

     8B. At any time during the Term of this Agreement, after a change in control has taken place, should the Company reduce the compensation or benefits then being paid to Mr. McKenna, it shall be deemed a breach of this Agreement and a notice not to extend, and the provisions of Paragraph 2B above shall apply so as to have the effect of fixing the Term as provided herein and terminating Mr. McKenna's employment with the Company.

     8C. At any time during the Term of this Agreement, after a change in control has taken place, should the Company change Mr. McKenna's position or duties without his written consent, it shall be deemed a breach of this Agreement and a notice not to extend, and the provisions of Paragraph 2B above shall apply so as to have the effect of fixing the Term as provided herein and terminating Mr. McKenna's employment with the Company.

     9. In the event that during Mr. McKenna's lifetime and during the Term of this Agreement, after a change in control has taken place, the Company defaults as to any payment under this Agreement or fails to make any payments provided for in this Agreement and fails to cure such default or make such payment within ten (10) days after written notice thereof, or written demand therefor, or in the event that the Company terminates this Agreement for cause and it is ultimately determined that such termination was wrongful, Mr. McKenna may elect to treat such default or wrongful termination as a breach of this Agreement and shall he entitled to recover all of his expenses, including reasonable attorneys' fees, in prosecuting or defending any actions or proceedings arising out of, or in any other way relating to, the matters referred to in this paragraph, and the provisions of Paragraph 2B of this Agreement shall apply.

     10. Any controversy, claim or dispute arising out of or relating to this Agreement, including without limitation, any claim for breach of this Agreement, shall be settled by arbitration in accordance with the Rules of the American
Arbitration Association (AAA) obtaining at the time of such proceeding, except that the authority of the arbitrators shall be limited to the interpretation and enforcement of the terms and conditions of this Agreement and the arbitrators shall set forth in writing the reasons for their decisions. Judgment upon any award rendered by the arbitrators pursuant hereto may be entered in any court having jurisdiction thereof and thereafter enforced. Either party shall have the right to initiate arbitration proceedings. Any arbitration shall take place under the auspices of the AAA in Buffalo, New York. There shall be three arbitrators. Each party shall appoint one arbitrator. If either party fails to appoint an arbitrator within five (5) days from the date upon which the notice of the initiating party of its intention to arbitrate is received by the other party to such proceedings, the AAA shall make the appointment for that party. The two arbitrators appointed in the manner provided for above shall appoint a third arbitrator, mutually acceptable to them. If the two arbitrators first appointed cannot, for any reason, agree upon a third arbitrator, or an acceptable person is unable to act, the AAA shall appoint the third arbitrator in accordance with its rules.

     11. Mr. McKenna may terminate this Agreement prior to the date of expiration of the Term herein above set forth by written notice to the Company if the Company shall file a petition in bankruptcy, make a voluntary assignment for the benefit of creditors, file a petition or an answer seeking an arrangement with creditors or take advantage of any insolvency law, or if the Company applies for or consents to the appointment of a receiver or trustee of all or a substantial part of its assets, or an order, judgment or decree shall be entered in any court of competent jurisdiction appointing a receiver of all or a substantial part of its assets, and such order, judgment or decree shall continue unstayed and in effect for any consecutive period of ninety (90) days.

     12. This Agreement and all rights hereunder are personal to Mr. McKenna and shall not be assignable; provided, however, that all of Mr. McKenna's rights under the Agreement shall inure to the benefit of his heirs, distributees, personal representatives or designees or other legal representatives, as the case may be. Any person, firm or corporation succeeding to the business of the Company by merger, purchase, consolidation or otherwise, shall assume by contract or operations of law the obligations of the Company hereunder; provided, however, that the Company shall, notwithstanding such assumption or assignment, remain liable and responsible for fulfilling the obligations of the Company under this Agreement.

           This Agreement supersedes and replaces any and all present written or oral agreements of employment between the parties hereto, and all such agreements are hereby deemed canceled, revoked and of no further force or effect; provided, however, that in the event that Mr. McKenna's employment is terminated prior to a change in control or under circumstances not involving a breach of this Agreement, Mr. McKenna, in addition to the other benefits provided by this Agreement, shall be entitled to an amount equal to six (6) months base salary paid in a lump sum in accordance with the letter of August 12, 1992 from the Company to Mr. McKenna.

     13. Without in any way implying that any provisions hereof is invalid or unenforceable, the validity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

     14. This Agreement constitutes the whole agreement between the parties hereto, and there are no terms other than those stated herein. No variation hereof shall be deemed valid unless in writing and signed by the parties hereto, and no discharge of the terms hereof shall be deemed valid unless by full performance by the parties hereto or by a writing signed by the parties hereto. No waiver by either party of any provisions or condition of this Agreement to be performed by them should be deemed a waiver of any other provisions of this Agreement.

     15. Any notice, statement, report, request or demand required or permitted to be given by this Agreement shall be in writing, and shall be sufficient if addressed and sent by certified mail, return receipt requested, to the parties at the addresses set forth above, or at such other place that either party may designate by notice to the other and shall be deemed given when so mailed.

     16. This Agreement has been made in, and shall be interpreted according to the laws of, the State of New York. The parties hereto submit to the jurisdiction of the courts of the New York 7upreme Court, County of Erie, for the purpose of any actions or proceedings which may be required to enforce the provisions of this Agreement or an award made in any arbitration proceeding initiated hereunder.

     IN WITNESS WHEREOF, the parties have hereunto set their respective hands and seals causing these presents to be executed as of the day and year first above written.

Witnessed:


/s/ John J. Zak                         /s/
                                        Robert J. McKenna


Witnessed:                              ACME ELECTRIC CORPORATION


/s/ Maryann J. Graf                     By: /s/
                                        Randall L. Clark
                                        Chairman, Compensation Committee



BFLODOCS:335560_1 (76X401)